Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Perfect Moment Ltd. (“Company”) on Form 10-Q for the quarter ending December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (“Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the knowledge of the undersigned:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2024
/s/ Jeff Clayborne
Jeff Clayborne
Chief Financial Officer
(Principal Financial and Accounting Officer)